Exhibit 99.1

TopBuild Reports Fourth Quarter and Year-End 2024 Results,

Provides 2025 Outlook and

Announces New $1 Billion Share Repurchase Authorization

Fourth Quarter Highlights

Fourth quarter sales grew 2.0% to $1.31 billion, driven by 6.6% improvement in Specialty Distribution

Delivered gross margin of 29.9% and adjusted EBITDA margin of 19.7%

Full Year Highlights

Achieved record 2024 results: sales of $5.3 billion and adjusted EBITDA of $1.07 billion

Completed 8 acquisitions totaling $153.1 million in annual sales

Returned $966.4 million in capital to stockholders through the repurchase of ~2.5 million shares

2025 Outlook

Anticipates full year 2025 sales between $5.05 to $5.35 billion and adjusted EBITDA in the range of $925 million to $1.075 billion

Acquisitions continue to be top priority for deploying capital

DAYTONA BEACH, FL – February 25, 2025 — TopBuild Corp. (NYSE:BLD) a leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada today reported results for the fourth quarter and year ended December 31, 2024.

“Our performance in 2024 was driven by consistent execution within our unique operating model and the entire TopBuild team’s relentless pursuit of operational excellence and focus on driving improvements across the business.

NYSE:BLD	February 25, 2025	topbuild.com

“Our fourth quarter results were as expected given the ongoing choppiness across the residential construction landscape. Sales improved 2.0%, driven by 6.6% growth in Specialty Distribution, while Installation was relatively flat in the quarter. We also improved adjusted EBITDA margin by 10 basis points to 19.7%. Broad macro fundamentals continue to support long-term demand growth across our end markets. Low housing inventory, population growth and demographic shifts, as well as ongoing initiatives to reduce energy consumption, decrease utility costs, and manage emissions are tailwinds for our business.

“We have a very robust pipeline of M&A opportunities and acquisitions continue to be the highest priority for our free cash flow. In 2024 we remained disciplined around capital allocation, completing eight acquisitions which total $153.1 million in annual sales. We also returned $966.4 million in capital to shareholders through our share repurchase program, demonstrating our continued confidence in our outlook and ability to successfully deploy capital to generate excellent returns,” concluded Mr. Buck.

Financial Highlights

(comparisons are to the periods ended December 31, 2023)

Three Months Ended December 31, 2024
	Reported		Adjusted
($ in thousands)	2024	2023	2024	2023
Sales	$1,312,206	$1,286,074	$1,312,206	$1,286,074
Gross Profit	$392,033	$391,116	$392,033	$391,116
Gross Margin	29.9%	30.4%	29.9%	30.4%
SG&A	$174,583	$186,316	$172,896	$178,894
SG&A as % of Sales	13.3%	14.5%	13.2%	13.9%
Operating Profit	$217,450	$204,800	$219,137	$212,222
Operating Margin	16.6%	15.9%	16.7%	16.5%
Net Income	$150,540	$146,382	$151,262	$149,305
Net Income per diluted share	$5.11	$4.60	$5.13	$4.69
EBITDA			$258,025	$251,641
EBITDA Margin			19.7%	19.6%

Year Ended December 31, 2024
	Reported		Adjusted
($ in thousands)	2024	2023	2024	2023
Sales	$5,329,803	$5,194,694	$5,329,803	$5,194,694
Gross Profit	$1,624,918	$1,603,820	$1,624,918	$1,603,820
Gross Margin	30.5%	30.9%	30.5%	30.9%
SG&A	$738,575	$724,995	$707,393	$703,374
SG&A as % of Sales	13.9%	14.0%	13.3%	13.5%
Operating Profit	$886,343	$878,825	$917,525	$900,446
Operating Margin	16.6%	16.9%	17.2%	17.3%
Net Income	$622,602	$614,254	$645,258	$626,857
Net Income per diluted share	$20.29	$19.33	$21.03	$19.73
EBITDA			$1,074,595	$1,049,160
EBITDA Margin			20.2%	20.2%

NYSE:BLD	February 25, 2025	topbuild.com

Sales Drivers

(comparisons are to the periods ended December 31, 2023)

	Three Months Ended December 31, 2024
	Installation	Specialty Distribution	TopBuild, net of eliminations
Sales (in millions)	$789	$602	$1,312
Sales Drivers
Volume	(4.1%)	4.4%	(1.3%)
Price	1.5%	0.0%	0.9%
M&A	2.3%	2.2%	2.4%
Total Sales Change	(0.2%)	6.6%	2.0%

	Year Ended December 31, 2024
	Installation	Specialty Distribution	TopBuild, net of eliminations
Sales (in millions)	$3,295	$2,341	$5,330
Sales Drivers
Volume	(0.6%)	1.0%	(0.7%)
Price	1.3%	0.9%	1.1%
M&A	3.1%	1.3%	2.5%
Dispositions	(0.5%)		(0.3%)
Total Sales Change	3.3%	3.2%	2.6%

Segment Profitability

(comparisons are to the periods ended December 31, 2023)

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
($ in thousands)	Installation	Specialty Distribution	Installation	Specialty Distribution
Operating Profit	$149,445	$90,569	$649,162	$352,431
Change	(0.4%)	8.7%	0.7%	6.5%
Operating Margin	19.0%	15.0%	19.7%	15.1%
Adj. Operating Profit	$149,537	$91,160	$649,618	$352,480
Change	(0.3%)	9.4%	0.4%	6.4%
Adj. Operating Margin	19.0%	15.1%	19.7%	15.1%
Adj. EBITDA	$169,009	$106,674	$725,824	$414,182
Change	0.1%	7.9%	1.2%	5.6%
Adj. EBITDA Margin	21.4%	17.7%	22.0%	17.7%

NYSE:BLD	February 25, 2025	topbuild.com

Capital Allocation

2024 Acquisitions

	Annual Sales
Company	($ in millions)	Month Closed
Brabble Insulation (I)	$5.2	February
Morris Black & Sons (I)	3.8	March
Pest Control Insulation (D)	25.4	March
Green Space Insulation (I)	6.0	April
Insulation Works (I)	28.0	May
Texas Insulation (I)	38.9	May
Shannon Global Energy Solutions (D)	10.8	December
Metro Supply Company (D)	35.0	December
Total	$153.1
I = Installation, D = Specialty Distribution

Share Repurchases

During the fourth quarter, TopBuild repurchased 134,872 shares totaling $47.2 million. For the full year, the Company repurchased 2.5 million shares for a total of $966.4 million.

New Share Repurchase Authorization

TopBuild announced today that its Board of Directors authorized the repurchase of up to $1.0 billion of the Company’s outstanding common stock. The new authorization is in addition to the $188.1 million remaining from the prior authorization (as of December 31, 2024), bringing total availability for share repurchases to $1.2 billion. The authorization reflects the continued confidence of management and the Board in TopBuild’s long-term strategy and demonstrates the Company’s commitment to returning capital to shareholders.

2025 Outlook1

TopBuild provided its full year outlook which assumes ongoing choppiness in the residential new construction market throughout 2025. The Company noted that its 2025 guidance does not contemplate transactions that it expects to complete during the year.

$ in millions
2025 Outlook	Low	High
Sales	$5,050	$5,350
Adjusted EBITDA	$925	$1,075

2025 Assumptions
Residential Sales	Mid-single digit decline
Commercial/Industrial Sales	Low-single digit growth
Interest Expense	$49 - $55 million
Capital Expenditures	1.5 – 2.0% of sales
Tax Rate	25 – 27%

NYSE:BLD	February 25, 2025	topbuild.com

1 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates. These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore cannot be reasonably predicted. The effect of these excluded items may be significant. Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

Conference Call

A conference call to discuss the fourth quarter 2024 financial results is scheduled for today, Tuesday, February 25, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (877) 407-9037.  A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation installation services nationwide through our Installation segment which has approximately 250 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses approximately 190 branches across the United States and Canada. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

NYSE:BLD	February 25, 2025	topbuild.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Consolidated Statements of Operations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$1,312,206	$1,286,074	$5,329,803	$5,194,694
Cost of sales	920,173	894,958	3,704,885	3,590,874
Gross profit	392,033	391,116	1,624,918	1,603,820

Selling, general, and administrative expense	174,583	186,316	738,575	724,995
Operating profit	217,450	204,800	886,343	878,825

Other income (expense), net:
Interest expense	(17,280)	(19,187)	(73,092)	(74,614)
Other, net	2,551	8,729	27,537	21,272
Other expense, net	(14,729)	(10,458)	(45,555)	(53,342)
Income before income taxes	202,721	194,342	840,788	825,483

Income tax expense	(52,181)	(47,960)	(218,186)	(211,229)
Net income	$150,540	$146,382	$622,602	$614,254

Net income per common share:
Basic	$5.13	$4.63	$20.41	$19.44
Diluted	$5.11	$4.60	$20.29	$19.33

Weighted average shares outstanding:
Basic	29,319,538	31,623,506	30,504,064	31,597,508
Diluted	29,485,271	31,805,569	30,679,660	31,776,901

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Consolidated Statements of Comprehensive Income

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$150,540	$146,382	$622,602	$614,254
Other comprehensive (loss) income:
Foreign currency translation adjustment	(11,076)	4,227	(14,541)	7,255
Comprehensive income	$139,464	$150,609	$608,061	$621,509

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$400,318	$848,565
Receivables, net of an allowance for credit losses of $18,541 at December 31, 2024, and $23,948 at December 31, 2023	751,612	799,009
Inventories	406,662	364,731
Prepaid expenses and other current assets	40,382	36,939
Total current assets	1,598,974	2,049,244

Right of use assets	189,146	204,629
Property and equipment, net	266,992	264,487
Goodwill	2,112,259	2,042,568
Other intangible assets, net	557,689	591,058
Other assets	10,366	10,865
Total assets	$4,735,426	$5,162,851

LIABILITIES
Current liabilities:
Accounts payable	$456,446	$469,585
Current portion of long-term debt	48,750	47,039
Accrued liabilities	191,786	187,217
Short-term operating lease liabilities	68,713	65,780
Short-term finance lease liabilities	1,487	1,917
Total current liabilities	767,182	771,538

Long-term debt	1,327,159	1,373,028
Deferred tax liabilities, net	240,343	243,930
Long-term portion of insurance reserves	57,700	58,783
Long-term operating lease liabilities	129,360	146,213
Long-term finance lease liabilities	2,618	4,150
Other liabilities	1,446	1,554
Total liabilities	2,525,808	2,599,196

EQUITY	2,209,618	2,563,655
Total liabilities and equity	$4,735,426	$5,162,851

	As of December 31,
	2024	2023
Other Financial Data
Receivables, net plus inventories less accounts payable	$701,828	$694,155
Net sales, acquisition adjusted †	$5,409,852	$5,258,974
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	13.0%	13.2%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Cash Flows Provided by (Used in) Operating Activities:
Net income	$622,602	$614,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140,491	132,878
Share-based compensation	16,579	15,838
Loss on sale of assets	1,014	2,349
Amortization of debt issuance costs	2,881	2,881
Provision for bad debt expense	15,742	6,481
Provision for inventory obsolescence	7,586	4,794
Deferred income taxes, net	(3,462)	(7,476)
Change in certain assets and liabilities, net of effects of businesses acquired:
Receivables, net	56,017	20,812
Inventories	(41,723)	74,529
Prepaid expenses and other current assets	(3,143)	(2,598)
Accounts payable	(30,420)	(8,867)
Accrued liabilities	(5,816)	(4,444)
Other, net	(2,322)	(2,022)
Net cash provided by operating activities	776,026	849,409

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(69,349)	(63,998)
Acquisition of businesses, net of cash acquired	(136,767)	(149,154)
Proceeds from sale of assets	2,593	14,982
Net cash used in investing activities	(203,523)	(198,170)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(47,039)	(40,138)
Taxes withheld and paid on employees' equity awards	(6,107)	(6,528)
Exercise of stock options	3,226	3,130
Repurchase of shares of common stock	(966,352)	—
Payment of contingent consideration	—	(300)
Net cash used in financing activities	(1,016,272)	(43,836)
Impact of exchange rate changes on cash	(4,478)	1,093
Net (decrease) increase in cash and cash equivalents	(448,247)	608,496
Cash and cash equivalents - Beginning of period	848,565	240,069
Cash and cash equivalents - End of period	$400,318	$848,565

Supplemental disclosure of cash paid for:
Interest	$69,975	$71,463
Income taxes	219,484	220,773

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$50,502	$56,255
Accruals for property and equipment	1,023	912
Excise taxes capitalized to treasury stock	9,444	—

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Installation
Sales	$788,554	$790,414	(0.2)%	$3,294,630	$3,188,232	3.3%

Operating profit, as reported	$149,445	$149,999		$649,162	$644,392
Operating margin, as reported	19.0%	19.0%		19.7%	20.2%

Rationalization charges	−	41		−	1,923
Acquisition related costs	92	11		456	527
Operating profit, as adjusted	$149,537	$150,051		$649,618	$646,842
Operating margin, as adjusted	19.0%	19.0%		19.7%	20.3%

Share-based compensation	258	372		976	1,496
Depreciation and amortization	19,214	18,422		75,230	69,123
EBITDA, as adjusted	$169,009	$168,845	0.1%	$725,824	$717,461	1.2%
EBITDA margin, as adjusted	21.4%	21.4%		22.0%	22.5%

Specialty Distribution
Sales	$601,830	$564,468	6.6%	$2,340,837	$2,268,339	3.2%

Operating profit, as reported	$90,569	$83,355		$352,431	$330,938
Operating margin, as reported	15.0%	14.8%		15.1%	14.6%

Rationalization charges	80	−		(476)	−
Acquisition related costs	511	−		525	350
Operating profit, as adjusted	$91,160	$83,355		$352,480	$331,288
Operating margin, as adjusted	15.1%	14.8%		15.1%	14.6%

Share-based compensation	358	298		1,545	1,286
Depreciation and amortization	15,156	15,193		60,157	59,607
EBITDA, as adjusted	$106,674	$98,846	7.9%	$414,182	$392,181	5.6%
EBITDA margin, as adjusted	17.7%	17.5%		17.7%	17.3%

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Total net sales
Sales before eliminations	$1,390,384	$1,354,882		$5,635,467	$5,456,571
Intercompany eliminations	(78,178)	(68,808)		(305,664)	(261,877)
Net sales after eliminations	$1,312,206	$1,286,074	2.0%	$5,329,803	$5,194,694	2.6%

Operating profit, as reported - segments	$240,014	$233,354		$1,001,593	$975,330
General corporate expense, net	(9,807)	(16,787)		(65,416)	(52,067)
Intercompany eliminations	(12,757)	(11,767)		(49,834)	(44,438)
Operating profit, as reported	$217,450	$204,800		$886,343	$878,825
Operating margin, as reported	16.6%	15.9%		16.6%	16.9%

Rationalization charges	80	41		73	1,923
Acquisition related costs †	1,607	7,381		8,109	19,698
Acquisition termination fee	-	-		23,000	-
Operating profit, as adjusted	$219,137	$212,222		$917,525	$900,446
Operating margin, as adjusted	16.7%	16.5%		17.2%	17.3%

Share-based compensation	3,174	4,757		16,579	15,836
Depreciation and amortization	35,714	34,662		140,491	132,878
EBITDA, as adjusted	$258,025	$251,641	2.5%	$1,074,595	$1,049,160	2.4%
EBITDA margin, as adjusted	19.7%	19.6%		20.2%	20.2%

Sales change period over period	26,132			135,109
EBITDA, as adjusted, change period over period	6,384			25,435
Incremental EBITDA, as adjusted, as a percentage of change in sales	24.4%			18.8%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales
Same branch:
Installation	$769,980	$790,414	$3,194,945	$3,172,854
Specialty Distribution	589,392	564,468	2,310,659	2,268,339
Eliminations	(78,178)	(68,808)	(305,664)	(261,877)
Total same branch	$1,281,194	$1,286,074	$5,199,940	$5,179,316

Acquisitions (a):
Installation	$18,574	$-	$99,685	$-
Specialty Distribution	12,438	-	30,178	-
Total acquisitions	$31,012	$-	$129,863	$-

Dispositions (b):
Installation	$-	$-	$-	$15,378
Total dispositions	$-	$-	$-	$15,378
Total net sales	$1,312,206	$1,286,074	$5,329,803	$5,194,694

EBITDA, as adjusted
Same branch	$253,145	$251,641	$1,054,680	$1,046,120
Acquisitions (a)	4,880	-	19,915	-
Dispositions (b)	-	-	-	3,040
Total	$258,025	$251,641	$1,074,595	$1,049,160

EBITDA, as adjusted, as a percentage of sales
Same branch (c)	19.8%		20.3%
Acquisitions (d)	15.7%		15.3%
Total (e)	19.7%	19.6%	20.2%	20.2%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (f)	NM		41.5%
Acquisitions (d)	15.7%		15.3%
Total (g)	24.4%		18.8%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Represents operating results in prior period previously classified as same branch

(c) Same branch metric, as adjusted, as a percentage of same branch sales

(d) Acquired metric, as adjusted, as a percentage of acquired sales

(e) Total EBITDA, as adjusted, as a percentage of total sales

(f) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(g) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NM Not Meaningful

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross Profit Reconciliation

Net sales	$1,312,206	$1,286,074	$5,329,803	$5,194,694

Gross profit, as reported	$392,033	$391,116	$1,624,918	$1,603,820

Acquisition related costs	-	-	-	-
Gross profit, as adjusted	$392,033	$391,116	$1,624,918	$1,603,820

Gross margin, as reported	29.9%	30.4%	30.5%	30.9%
Gross margin, as adjusted	29.9%	30.4%	30.5%	30.9%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$174,583	$186,316	$738,575	$724,995

Rationalization charges	80	41	73	1,923
Acquisition related costs	1,607	7,381	8,109	19,698
Acquisition termination fee	-	-	23,000	-
Selling, general, and administrative expense, as adjusted	$172,896	$178,894	$707,393	$703,374

Operating Profit Reconciliation

Operating profit, as reported	$217,450	$204,800	$886,343	$878,825

Rationalization charges	80	41	73	1,923
Acquisition related costs	1,607	7,381	8,109	19,698
Acquisition termination fee	-	-	23,000	-
Operating profit, as adjusted	$219,137	$212,222	$917,525	$900,446

Operating margin, as reported	16.6%	15.9%	16.6%	16.9%
Operating margin, as adjusted	16.7%	16.5%	17.2%	17.3%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$202,721	$194,342	$840,788	$825,483

Rationalization charges	80	41	73	1,923
Acquisition related costs	1,607	7,381	8,109	19,698
Acquisition termination fee	-	-	23,000	-
Income before income taxes, as adjusted	204,408	201,764	871,970	847,104

Tax rate at 26.0%	(53,146)	(52,459)	(226,712)	(220,247)
Income, as adjusted	$151,262	$149,305	$645,258	$626,857

Income per common share, as adjusted	$5.13	$4.69	$21.03	$19.73

Weighted average diluted common shares outstanding	29,485,271	31,805,569	30,679,660	31,776,901

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income, as reported	$150,540	$146,382	$622,602	$614,254
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	14,729	10,458	45,555	53,342
Income tax expense	52,181	47,960	218,186	211,229
Depreciation and amortization	35,714	34,662	140,491	132,878
Share-based compensation	3,174	4,757	16,579	15,836
Rationalization charges	80	41	73	1,923
Acquisition related costs	1,607	7,381	8,109	19,698
Acquisition termination fee	-	-	23,000	-
EBITDA, as adjusted	$258,025	$251,641	$1,074,595	$1,049,160

Proforma acquisition EBITDA (a)			11,395
Proforma TTM EBITDA, as adjusted			$1,085,990

(a) Represents the trailing twelve months proforma impact of acquisitions completed in 2024.

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2024				Year Ended
	Q1	Q2	Q3	Q4	December 31, 2024
Net sales	$1,278,717	$1,365,612	$1,373,268	$1,312,206	$5,329,803
Acquisitions proforma adjustment †	35,308	22,616	13,363	8,762	80,049
Net sales, acquisition adjusted	$1,314,025	$1,388,228	$1,386,631	$1,320,968	$5,409,852

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	February 25, 2025	topbuild.com

TopBuild Corp.

2025 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2025
	Low	High
Estimated net income, as reported	$519.0	$640.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	55.0	49.0
Income tax expense	182.0	225.0
Depreciation and amortization	148.0	143.0
Share-based compensation	20.0	17.0
Acquisition related costs & rationalization charges	1.0	1.0
Estimated EBITDA, as adjusted	$925.0	$1,075.0

NYSE:BLD	February 25, 2025	topbuild.com